Exhibit 8.1

	Company Name	Country
Fully owned subsidiaries
1	141 Union Company	United States
2	Albion Downs Pty Ltd	Australia
3	Araguaia Participações Ltda	Brazil
4	Atlas Steels Company Limited	Canada
5	BHP Billiton (Liberia) Inc.	Liberia
6	BHP Billiton (Towage Services) Pty Ltd	Australia
7	BHP Billiton (Trinidad) Holdings Ltd	Saint Lucia
8	BHP Billiton (Trinidad-2C) Ltd	Canada
9	BHP Billiton (Trinidad-3A) Ltd	Trinidad and Tobago
10	BHP Billiton (UK) Limited	United Kingdom
11	BHP Billiton Aluminium Australia Pty Ltd	Australia
12	BHP Billiton Aluminium Limited	United Kingdom
13	BHP Billiton Aluminium Technologies Limited	Jersey
14	BHP Billiton Australia UK Finance Limited	British Virgin Islands
15	BHP Billiton Boliviana de Petroleo Inc.	United States
16	BHP Billiton Brasil Investimentos Ltda	Brazil
17	BHP Billiton Brasil Ltda	Brazil
18	BHP Billiton Canada Inc.	Canada
19	BHP Billiton Capital Inc.	United States
20	BHP Billiton Chile Inversiones Ltda	Chile
21	BHP Billiton China Limited	Hong Kong
22	BHP Billiton Community Ltd	Australia
23	BHP Billiton Company BV	Netherlands
24	BHP Billiton Diamonds (Eurasia) LLC	Russian Federation
25	BHP Billiton Direct Reduced Iron Pty Ltd	Australia
26	BHP Billiton Employee Plan Pty Ltd	Australia
27	BHP Billiton Energy Coal Australia Pty Ltd	Australia
28	BHP Billiton Energy Coal Inc.	United States
29	BHP Billiton Eurasia BV	Netherlands
30	BHP Billiton Executive Services Company Pty Ltd	Australia
31	BHP Billiton Finance (USA) Ltd	Australia
32	BHP Billiton Finance Australia Limited	British Virgin Islands
33	BHP Billiton Finance BV	Netherlands
34	BHP Billiton Finance Limited	Australia
35	BHP Billiton Finance Plc	United Kingdom
36	BHP Billiton Foreign Holdings Inc.	United States
37	BHP Billiton Foundation	United States
38	BHP Billiton Freight Singapore Pte Limited	Singapore
39	BHP Billiton Group Limited	United Kingdom
40	BHP Billiton Group Operations Pty Ltd	Australia
41	BHP Billiton Holdings Limited	United Kingdom
42	BHP Billiton Innovation Pty Ltd	Australia
43	BHP Billiton International Metals BV	Netherlands
44	BHP Billiton International Services Limited	United Kingdom
45	BHP Billiton International Trading (Shanghai) Co. Ltd	China
46	BHP Billiton Investment Holdings Limited	United Kingdom
47	BHP Billiton IO Mining Pty Ltd	Australia
48	BHP Billiton IO Pilbara Mining Pty Ltd	Australia

	Company Name	Country
49	BHP Billiton IO Workshop Pty Ltd	Australia
50	BHP Billiton Iron Ore Holdings Pty Ltd	Australia
51	BHP Billiton Iron Ore Pty Ltd	Australia
52	BHP Billiton Japan Limited	Japan
53	BHP Billiton Korea Co. Ltd	Republic of Korea
54	BHP Billiton Liberia (Jersey) Limited	Jersey
55	BHP Billiton Limited Employee Equity Trust	Jersey
56	BHP Billiton Lonsdale Investments Pty Ltd	Australia
57	BHP Billiton Marine & General Insurances Pty Ltd	Australia
58	BHP Billiton Marketing AG	Switzerland
59	BHP Billiton Marketing Asia Pte Ltd	Singapore
60	BHP Billiton Marketing BV	Netherlands
61	BHP Billiton Marketing Inc.	United States
62	BHP Billiton Marketing Investments Limited	United Kingdom
63	BHP Billiton Marketing Services India Pvt. Ltd	India
64	BHP Billiton Marketing UK Limited	United Kingdom
65	BHP Billiton MetCoal Holdings Pty Ltd	Australia
66	BHP Billiton Mine Management Company	United States
67	BHP Billiton Minerals Pty Ltd	Australia
68	BHP Billiton New Mexico Coal Inc.	United States
69	BHP Billiton Nickel Operations Pty Ltd	Australia
70	BHP Billiton Nickel West Pty Ltd	Australia
71	BHP Billiton Olympic Dam Corporation Pty Ltd	Australia
72	BHP Billiton Petróleo Holdings de México S. de R.L. de C.V.	Mexico
73	BHP Billiton Petróleo Operaciones de México S. de R.L. de C.V.	Mexico
74	BHP Billiton Petroleum (Americas) Inc.	United States
75	BHP Billiton Petroleum (Arkansas Holdings) Inc.	United States
76	BHP Billiton Petroleum (Arkansas) Inc.	United States
77	BHP Billiton Petroleum (Australia) Pty Ltd	Australia
78	BHP Billiton Petroleum (Bass Strait) Pty Ltd	Australia
79	BHP Billiton Petroleum (Bimshire) Limited	United Kingdom
80	BHP Billiton Petroleum (Brazil) Limited	United Kingdom
81	BHP Billiton Petroleum (Carlisle Bay) Limited	United Kingdom
82	BHP Billiton Petroleum (Colombia) Corporation	Canada
83	BHP Billiton Petroleum (Deepwater) Inc.	United States
84	BHP Billiton Petroleum (Fayetteville) LLC	United States
85	BHP Billiton Petroleum (Foreign Exploration Holdings) LLC	United States
86	BHP Billiton Petroleum (GOM) Inc.	United States
87	BHP Billiton Petroleum (International Exploration) Pty Ltd	Australia
88	BHP Billiton Petroleum (KCS Resources) LLC	United States
89	BHP Billiton Petroleum (Mexico Holdings) LLC	United States
90	BHP Billiton Petroleum (Mexico) Limited	United Kingdom
91	BHP Billiton Petroleum (New Ventures) Corporation	Canada
92	BHP Billiton Petroleum (North America) Inc.	United States
93	BHP Billiton Petroleum (North West Shelf) Pty Ltd	Australia
94	BHP Billiton Petroleum (Philippines) Corporation	Canada
95	BHP Billiton Petroleum (Pilbara LNG) Pty Ltd	Australia
96	BHP Billiton Petroleum (Sabah) Corporation	Canada
97	BHP Billiton Petroleum (Sarawak) Limited	United Kingdom
98	BHP Billiton Petroleum (South Africa 3B/4B) Limited	United Kingdom
99	BHP Billiton Petroleum (South Africa) LLC	Saint Kitts and Nevis

	Company Name	Country
100	BHP Billiton Petroleum (Trinidad Block 14) Limited	United Kingdom
101	BHP Billiton Petroleum (Trinidad Block 23A) Limited	United Kingdom
102	BHP Billiton Petroleum (Trinidad Block 23B) Limited	United Kingdom
103	BHP Billiton Petroleum (Trinidad Block 28) Limited	United Kingdom
104	BHP Billiton Petroleum (Trinidad Block 29) Limited	United Kingdom
105	BHP Billiton Petroleum (Trinidad Block 3) Limited	United Kingdom
106	BHP Billiton Petroleum (Trinidad Block 5) Limited	United Kingdom
107	BHP Billiton Petroleum (Trinidad Block 6) Limited	United Kingdom
108	BHP Billiton Petroleum (Trinidad Block 7) Limited	United Kingdom
109	BHP Billiton Petroleum (Tx Gathering) LLC	United States
110	BHP Billiton Petroleum (TxLa Operating) Company	United States
111	BHP Billiton Petroleum (Victoria) Pty Ltd	Australia
112	BHP Billiton Petroleum (WSF Operating) Inc.	United States
113	BHP Billiton Petroleum Great Britain Limited	United Kingdom
114	BHP Billiton Petroleum Holdings (USA) Inc.	United States
115	BHP Billiton Petroleum Holdings LLC	United States
116	BHP Billiton Petroleum International Pty Ltd	Australia
117	BHP Billiton Petroleum Investments (Great Britain) Pty Ltd	Australia
118	BHP Billiton Petroleum Limited	United Kingdom
119	BHP Billiton Petroleum Properties (GP) LLC	United States
120	BHP Billiton Petroleum Properties (LP) LLC	United States
121	BHP Billiton Petroleum Properties (N.A.) LP	United States
122	BHP Billiton Petroleum Pty Ltd	Australia
123	BHP Billiton Petroleum Trading and Marketing Pty Ltd	Australia
124	BHP Billiton PNG Services Limited	Papua New Guinea
125	BHP Billiton Resources International (RSA) Pty Ltd	Australia
126	BHP Billiton Services Jersey Limited	Jersey
127	BHP Billiton Shared Business Services Pty Ltd	Australia
128	BHP Billiton Shared Services Malaysia Sdn. Bhd.	Malaysia
129	BHP Billiton SSM Development Pty Ltd	Australia
130	BHP Billiton SSM Indonesia Holdings Pty Ltd	Australia
131	BHP Billiton SSM Indonesia Pte Ltd	Singapore
132	BHP Billiton SSM International Pty Ltd	Australia
133	BHP Billiton Sustainable Communities	United Kingdom
134	BHP Billiton UK Holdings Limited	British Virgin Islands
135	BHP Billiton UK Investments Limited	British Virgin Islands
136	BHP Billiton WAIO Pty Ltd	Australia
137	BHP Billiton Western Mining Resources International Pty Ltd	Australia
138	BHP Billiton World Exploration Inc.	Canada
139	BHP Billiton Yakabindie Nickel Pty Ltd	Australia
140	BHP Billiton Zambia Limited	Zambia
141	BHP Capital No. 20 Pty Ltd	Australia
142	BHP Chile Inc.	United States
143	BHP Coal Pty Ltd	Australia
144	BHP Copper Inc.	United States
145	BHP Development Finance Pty Ltd	Australia
146	BHP Escondida Inc.	United States
147	BHP Finance (International) Inc.	United States
148	BHP Group Resources Pty Ltd	Australia
149	BHP Hawaii Inc.	United States
150	BHP Holdings (International) Inc.	United States

	Company Name	Country
151	BHP Holdings (Resources) Inc.	United States
152	BHP Holdings (USA) Inc.	United States
153	BHP Holdings International (Investments) Inc.	United States
154	BHP Internacional Participacoes Ltda	Brazil
155	BHP International Finance Corp.	United States
156	BHP Khanij Anveshana Private Limited	India
157	BHP Mineral Resources Inc.	United States
158	BHP Minerals Asia Pacific Pty Ltd	Australia
159	BHP Minerals Europe Limited	United Kingdom
160	BHP Minerals Exploration Inc.	United States
161	BHP Minerals Holdings Pty Ltd	Australia
162	BHP Minerals India Pvt. Ltd	India
163	BHP Minerals International Exploration Inc.	United States
164	BHP Minerals International LLC	United States
165	BHP Minerals Service Company	United States
166	BHP Navajo Coal Company	United States
167	BHP Peru Holdings Inc.	United States
168	BHP Petroleum (Ashmore Operations) Pty Ltd	Australia
169	BHP Petroleum (Cambodia) Pty Ltd	Australia
170	BHP Petroleum (Pakistan) Pty Ltd	Australia
171	BHP Petroleum (Tankers) Limited	Bermuda
172	BHP Queensland Coal Investments Pty Ltd	Australia
173	BHP Queensland Coal Limited	United States
174	BHP Resources Inc.	United States
175	BHP Titanium Minerals Pty Ltd	Australia
176	BHPB Freight Pty Ltd	Australia
177	BHPB Resolution Holdings LLC	United States
178	Billiton Argentina BV	Netherlands
179	Billiton Australia Finance Pty Ltd	Australia
180	Billiton Coal Australia Holdings BV	Netherlands
181	Billiton Development (Zambia) Limited	Zambia
182	Billiton Development BV	Netherlands
183	Billiton E & D 3 BV	Netherlands
184	Billiton ESOP Trustee Limited	Jersey
185	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
186	Billiton Exploration Australia Pty Ltd	Australia
187	Billiton Guinea BV	Netherlands
188	Billiton Investment 13 BV	Netherlands
189	Billiton Investment 15 BV	Netherlands
190	Billiton Investment 3 BV	Netherlands
191	Billiton Investment 8 BV	Netherlands
192	Billiton Investments Ireland Limited	Ireland
193	Billiton Manganese Australia Pty Ltd	Australia
194	Billiton Marketing Holding BV	Netherlands
195	Billiton Marketing Investments BV	Netherlands
196	Billiton Suriname Holdings BV	Netherlands
197	Broadmeadow Mine Services Pty Ltd	Australia
198	Broken Hill Proprietary (USA) Inc.	United States
199	Broken Hill Proprietary Billiton Mongolia LLC	Mongolia
200	Carson Hill Gold Mining Corporation	United States
201	Central Queensland Services Pty Ltd	Australia

	Company Name	Country
202	Coal Mines Australia Pty Ltd	Australia
203	Compania Minera Cerro Colorado Ltda	Chile
204	Consolidated Nominees (Pty) Ltd	South Africa
205	Dampier Coal (Queensland) Pty Ltd	Australia
206	Global BHP Copper Ltd	Cayman Islands
207	Global Offshore Oil Exploration (South Africa) (Pty) Ltd	South Africa
208	Hamilton Brothers Corporation	United States
209	Hamilton Brothers Petroleum Corporation	United States
210	Hamilton Oil Company Inc.	United States
211	Hay Point Services Pty Ltd	Australia
212	Hunter Valley Energy Coal Pty Ltd	Australia
213	IPS USA Inc.	United States
214	Jenipapo Recursos Naturais Ltda	Brazil
215	Marcona International SA	Panama
216	Minera Spence SA	Chile
217	Mt Arthur Coal Pty Ltd	Australia
218	Mt Arthur Underground Pty Ltd	Australia
219	Petrohawk Energy Corporation	United States
220	Phoenix Mining Finance Company Proprietary Limited	South Africa
221	Pilbara Gas Pty Ltd	Australia
222	Proliq Inc.	United States
223	PT BHP Billiton Indonesia	Indonesia
224	PT BHP Billiton Services Indonesia	Indonesia
225	PT Billiton Indonesia	Indonesia
226	QNI International Pty Ltd	Australia
227	QNI Philippines Inc.	Philippines
228	RAL Cayman Inc.	Cayman Islands
229	Rio Algom Exploration Inc.	Canada
230	Rio Algom Investments (Chile) Inc.	Canada
231	Rio Algom Limited	Canada
232	Rio Algom Mining LLC	United States
233	Riocerro Inc.	Cayman Islands
234	Riochile Inc.	Cayman Islands
235	San Juan Coal Company	United States
236	San Juan Transportation Company	United States
237	South Texas Shale LLC	United States
238	Stein Insurance Company Limited	Guernsey
239	Tamakaya Energía SpA	Chile
240	The Broken Hill Proprietary Company Pty Ltd	Australia
241	The World Marine & General Insurance Plc	United Kingdom
242	UMAL Consolidated Pty Ltd	Australia
243	United Iron Pty Ltd	Australia
244	Westminer Insurance Pte Ltd	Singapore
245	Winwell Resources LLC	United States
246	WMC (Argentina) Inc.	United States
247	WMC Corporate Services Inc.	United States
248	WMC Finance (USA) Ltd	Australia
249	WMC Mineração Ltda	Brazil
250	WMC Resources Marketing Limited	Canada

	Company Name	Country

Subsidiaries where the effective interest is less than 100%
251	BHP Billiton (Philippines) Inc.	Philippines
252	BHP Billiton Brasil Exploração e Produção de Petróleo Ltda	Brazil
253	BHP Billiton Mitsui Coal Pty Ltd	Australia
254	BHP Billiton Petroleum (Eagle Ford Gathering) LLC	United States
255	BHP Iron Ore (Jimblebar) Pty Ltd	Australia
256	BHP Petroleum (Argentina) SA	Argentina
257	Consórcio Santos Luz de Imóveis Ltda	Brazil
258	Lubilanji Mining SPRL (Lumi SPRL)	The Democratic Republic of the Congo
259	Minera BHP Billiton, SA de C.V.	Mexico
260	Minera Escondida Ltda	Chile
261	PT Juloi Coal	Indonesia
262	PT Kalteng Coal	Indonesia
263	PT Lahai Coal	Indonesia
264	PT Maruwai Coal	Indonesia
265	PT Pari Coal	Indonesia
266	PT Ratah Coal	Indonesia
267	PT Sumber Barito Coal	Indonesia

Joint operations
268	Australian Bulk Charter Services Pty Ltd	Australia
269	Bass Strait	Australia
270	Blue Ocean Bulk Shipping Limited	Liberia
271	BM Alliance Coal Marketing Pty Limited	Australia
272	BM Alliance Coal Operations Pty Limited	Australia
273	BM Alliance Marketing Pte Ltd	Singapore
274	BMA Japan KK	Japan
275	Bruce	United Kingdom
276	Central Queensland Coal Associates	Australia
277	Eagle Ford	United States
278	Fayetteville	United States
279	Greater Angostura	Trinidad and Tobago
280	Green Ocean Bulk Shipping Limited	Liberia
281	Gregory	Australia
282	Gulf of Mexico	United States
283	Haynesville	United States
284	JW4	Australia
285	Keith	United Kingdom
286	Macedon	Australia
287	Minerva	Australia
288	Mt Goldsworthy	Australia
289	Mt Newman	Australia
290	North West Shelf	Australia
291	North West Shelf Gas Pty Limited	Australia
292	North West Shelf Liaison Company Pty Ltd	Australia
293	North West Shelf Shipping Service Company Pty Ltd	Australia
294	Permian	United States
295	Posmac	Australia
296	Pyrenees	Australia
297	Red Mountain	Australia

	Company Name	Country
298	Red Mountain Infrastructure Pty Ltd	Australia
299	ROD Integrated Development	Algeria
300	South Blackwater Coal Pty Limited	Australia
301	Southern Natural Gas Development Pty Limited	Australia
302	Stybarrow	Australia
303	Thakweneng Mineral Resources (Pty) Ltd	South Africa
304	Triangle Bulk Shipping Limited	Liberia
305	Westralian Bulk Charter Services Pty Ltd	Australia
306	Wheelarra	Australia
307	Yandi	Australia
308	Zamzama	Pakistan

Joint ventures and associates
309	Caesar Oil Pipeline Company LLC	United States
310	Carbones del Cerrejón LLC	Anguilla
311	Cerrejón Zona Norte SA	Colombia
312	Cleopatra Gas Gathering Company LLC	United States
313	CMC-Coal Marketing Company Limited	Ireland
314	Compãnia Minera Antamina SA	Peru
315	Global Coal Limited	United Kingdom
316	Global HubCo BV	Netherlands
317	Marine Well Containment Company LLC	United States
318	NCIG Holdings Pty Ltd	Australia
319	Resolution Copper Mining LLC	United States
320	Rightship Pty Limited	Australia
321	Samarco Mineração SA	Brazil

Minority investment
322	Austpac Resources N.L.	Australia
323	Beijing Iron Ore Trading Center Corporation	China
324	China Administration Company Pty Ltd	Australia
325	Commonwealth Steamship Insurance Company Pty Limited	Australia
326	Cyprus Pima Mining Company	United States
327	Dalrymple Bay Coal Terminal Pty Ltd	Australia
328	Euronimba Limited	Jersey
329	GlobalORE Pte. Ltd	Singapore
330	Half-Tide Marine Pty Ltd	Australia
331	Integrated Logistics Company Pty Ltd	Australia
332	International Gas Transportation Company Limited	Bermuda
333	Interstate Steamship Insurance Company Pty Ltd	Australia
334	Metalysis Limited	United Kingdom
335	Newcastle Coal Shippers Pty Ltd	Australia
336	Pilbara Pastoral Company Pty Limited	Australia
337	The Baltic Exchange Limited (Min Int)	United Kingdom